UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2022

Imago BioSciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40604	45-4915810
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

329 Oyster Point Blvd. 3rd Floor
South San Francisco, California 94080
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 529-5055

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IMGO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (“Annual Meeting”) of Imago BioSciences, Inc., a Delaware corporation (the “Company”), was held on June 1, 2022. On the record date of April 5, 2022, there were 33,733,683 shares of the Company’s common stock, par value $0.0001 per share, outstanding and entitled to vote. The following proposals were submitted to a vote of the Company’s stockholders at the Annual Meeting, each of which is described in detail in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 19, 2022:

Proposal 1: Election of Directors

Dennis Henner was elected to the Board of Directors of the Company to serve as a Class I director until the annual meeting of stockholders to be held in 2025 and until his successor is elected and qualified or until his earlier death, resignation or removal. Voting results on this proposal were as follows:

Votes For	Votes Withheld	Broker Non-Votes
28,910,260	1,528,115	1,731,551

Proposal 2: Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 was ratified. Voting results on this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
32,169,662	264	—	—

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGO BIOSCIENCES, INC.

Date: June 6, 2022	By:	/s/ Hugh Y. Rienhoff, Jr., M.D.
Hugh Y. Rienhoff, Jr., M.D.
Chief Executive Officer